ADDENDUM

This **ADDENDUM** (this "**Addendum**") dated April 10th, 2019 (the "**Effective Date**") to the **Collaborative Agreement dated Dec 29th, 2015** (as amended hereby, the "**Agreement**") by and between **BioLite Inc**., a company incorporated under the laws of Taiwan and having its principal place of business at 2F, No. 20, Shengyi Rd., Zhubei City, Hsinchu County 30261 Taiwan (R.O.C) ("**BioLite**") and **American BriVision Corporation**, a Delaware corporation having its principle place of business at 44370, Old Warm Spring Blvd., Fremont, CA 94538 ("**ABVC**"). **BioLite** and **ABVC** are thereafter referred to as the "**Parties**".

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, the Parties, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows：

1. **Amendments to the Agreement**：The Agreement is hereby amended the milestone payment section stated in the third article of the agreement as follow：

3.2 The Payment should be paid according to the following milestones：

3.2.1 Upfront payment should upon the signing of this Collaborative Agreement：3.5% of total payment.

3.2.1.1 After receiving the upfront payment from ABVC, BioLite has to deliver all data to ABVC in one week.

3.2.2 Upon the first IND submission, ABVC should pay 6.5% of total payment.

3.2.2.1 After receiving second payment from ABVC, BioLite has to deliver IND package to ABVC in one week.

3.2.3 At the completion of fires Phase II clinical trial, ABVC should pay 15% of total payment.

3.2.3.1 After receiving third payment from ABVC, BioLite has to deliver Phase-II clinical study report to ABVC in three months,

3.2.4 Upon the Phase-III IND submission, ABVC should pay 20% of total payment.

3.2.4.1 After receiving forth payment from ABVC, BioLite has to deliver IND package to ABVC in one week.

3.2.5 At the completion of Phase-III, ABVC should pay 25% of total payment.

3.2.5.1 After receiving fifth payment from ABVC, BioLite has to deliver Phase III clinical study report to ABVC in three months

3.2.6 Upon the NDA submission, ABVC should pay 30% of total payment.

3.2.6.1 After receiving sixth payment from ABVC, BioLite has to deliver NDA package to ABVC in one week.

2. **Effectiveness of Agreement**：Except as expressly amended by this **Addendum**, the provisions of the Agreement shall remain in full force and effect.

3. **Counterparts**：This **Addendum** may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This **Addendum** shall become effective on the Effective Date. Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or other electronic transmission (including a .pdf copy sent by e-mail) shall be deemed to constitute an original and fully effective signature of such party.

IN WITNESS WHEREOF the Parties hereto have caused this **Addendum** to be executed, in duplicate, each Party taking a copy, as of the date first written above.

BIOLITE Inc.	**AMERICAN BRIVISION CORPORATION**
By : [signature]	By : [signature] Howard Doong
Tsung-Shann Jiang	**Howard Doong**
Chairman	**CEO**
Date :	Date :